UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):     February 25, 2011

ThermoEnergy Corporation
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

33-46104-FW	71-0659511
(Commission File Number)	(IRS Employer Identification No.)

124 West Capitol Avenue, Suite 880, Little Rock, Arkansas	72201
(Address of principal executive offices)	(Zip Code)

(501) 376-6477
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  —  Entry into a Material Definitive Agreement.

On February 25, 2011, we entered into a Note Extension and Amendment Agreement with The Quercus Trust; Robert S. Trump; Focus Fund L.P.; Empire Capital Partners, LP; Empire Capital Partners, Ltd; and Empire Capital Partners Enhanced Master Fund, Ltd. (collectively, the “Noteholders”), all of whom were holders of our Secured Convertible Promissory Notes due February 28, 2011 (the “Old Notes”):

Pursuant to the Note Extension and Amendment Agreement, the Old Notes were amended and restated to read in the form of Amended and Restated Secured Convertible Promissory Notes due February 29, 2012 filed herewith as Exhibit 1.02 (the “Restated Notes”) in the respective principal amounts set forth below opposite the name of each Noteholder:

Noteholder	Principal Amount of Amended and Restated Note

The Quercus Trust	$1,009,737.88

Robert S. Trump	$944,335.96

Focus Fund L.P.	$26,696.02

Empire Capital Partners, LP	$274,106.30

Empire Capital Partners, Ltd	$274,106.30

Empire Capital Partners Enhanced Master Fund, Ltd	$274,106.30

The Restated Notes bear interest at the rate of 10% per annum.  Our obligations under the Restated Notes are secured by a pledge of substantially all of our assets (other than the shares of our subsidiary, CASTion Corporation) pursuant to a Security Agreement dated as of March 1, 2010 between us and the Noteholders (the “Security Agreement”).

The Restated Notes are convertible, in whole or in part, at any time at the election of the Noteholders, into shares of our Series B Convertible Preferred Stock at the rate of $2.40 per share.  In the event, prior to the maturity date of the Restated Notes, we pay in full those certain Amended and Restated Promissory Notes issued, as of January 4, 2011, to (i) BancBoston Ventures, Inc., (ii) BCLF Ventures I, LLC, (iii) Essex Regional Retirement Board, (iv) Massachusetts Technology Development Corporation and (v) Spencer Trask Specialty Group, LLC (collectively, the “CASTion Notes”) (whether by payment in cash, conversion in accordance with the terms of the CASTion Notes, or any combination thereof), then simultaneously with the making of such payment the entire outstanding principal of, and accrued and unpaid interest on, the Restated Notes shall automatically convert into shares of our Series B Convertible Preferred Stock at the rate of $2.40 per share.  In the event that (i) the closing price of our Common Stock for 20 consecutive trading days equals or exceeds $0.72 per share and (ii) the daily average trading volume of our Common Stock exceeds 30,000 shares for 20 consecutive trading days, then upon notice from us to the Noteholders, given at any time thereafter, the entire principal amount of the Restated Notes then outstanding, plus all accrued and unpaid interest thereon, shall automatically convert into shares of our Series B Convertible Preferred Stock at the rate of $2.40 per share.  We have agreed that, upon conversion of all or any portion of the Restated Notes, we will issue to the converting Noteholder a five-year warrant for the purchase, at an exercise price of $0.30 per share, of that number of shares of our Common Stock determined by dividing (i) 200% of the amount of principal and interest so converted by (ii) $0.30 (the “Warrants”).  The Restated Notes contain other conventional terms, including events of default upon the occurrence of which the Restated Notes become immediately due and payable.

The Note Extension and Amendment Agreement, the forms of the Restated Notes and of the Warrants, and the Security Agreement are filed as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, to this Current Report on Form 8-K, and the foregoing description of such documents is qualified in its entirety by reference to such Exhibits.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits

Exhibit No.	Description

10.1	Note Extension and Amendment Agreement dated as of February 25, 2011 by and among ThermoEnergy Corporation and the Noteholders identified above.

10.2
Form of Amended and Restated Secured Convertible Promissory Notes dated issued pursuant to the Note Extension and Amendment Agreement by and among ThermoEnergy Corporation and the Noteholders identified above.

10.3	Form of Common Stock Purchase Warrants to be issued upon conversion of the Amended and Restated Secured Convertible Promissory Notes identified above.

10.4
Security Agreement dated as of March 1, 2010 by and among ThermoEnergy Corporation, the Noteholders identified above and The Quercus Trust (as agent for itself and the other Noteholders)  —  Incorporated by reference to Exhibit 10.3 to our Current Report on Form 8-K filed on March 16, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  March 3, 2011

THERMOENERGY CORPORATION
(Registrant)

By:	/s/ Teodor Klowan, Jr.
Name:	Teodor Klowan, Jr. CPA
Title:	Executive Vice President and Chief Financial Officer